As filed with the Securities and Exchange Commission on March 2, 2021.
Registration No. 333-253092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Artemis Strategic Investment Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-2533565 (I.R.S. Employer Identification Number)
3310 East Corona Avenue
Phoenix, Arizona 85040
Telephone: (602) 346-0329
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Granite
Chief Financial Officer
3310 East Corona Avenue
Phoenix, Arizona 85040
Telephone: (602) 346-0329
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary Kashar Joel Rubinstein White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200	Derek Dostal Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	17,250,000 Units	$10.00	$172,500,000	$18,819.75
Shares of Class A common stock included as part of the units(3)	17,250,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	5,750,000 Warrants	—	—	—(4)
Shares of Class A common stock underlying warrants included as part of the units	5,750,000 Shares	$11.50	$66,125,000	$7,214.24(5)
Total			$238,625,000	$26,033.99

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 2,250,000 units, consisting of 2,250,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Calculated pursuant to Rule 457(g) under the Securities Act, based on the price of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Artemis Strategic Investment Corporation is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253092) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The following exhibits are being filed herewith:

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of Artemis Strategic Investment Corporation*
3.2	Amended and Restated Certificate of Incorporation of Artemis Strategic Investment Corporation*
3.3	Form of Second Amended and Restated Certificate of Incorporation of Artemis Strategic Investment Corporation*
3.4	Bylaws of Artemis Strategic Investment Corporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of White & Case LLP*
10.1	Form of Letter Agreement among the Registrant, Artemis Sponsor, LLC and each of the executive officers and directors of the Registrant*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Form of Registration Rights Agreement among the Registrant, Artemis Sponsor, LLC and the Holders signatory thereto.*
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Artemis Sponsor, LLC*
10.5	Form of Indemnity Agreement*
10.6	Promissory Note issued to Artemis Sponsor, LLC*
10.7	Securities Subscription Agreement between the Registrant and Artemis Sponsor, LLC*
10.8	Form of Administrative Services Agreement between the Registrant and Artemis Sponsor, LLC*
14	Form of Code of Ethics*
23.1	Consent of WithumSmith+Brown, PC**
23.2	Consent of White & Case LLP (included on Exhibit 5.1)*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)**
99.1	Form of Audit Committee Charter*

II-1

Exhibit No.	Description
99.2	Form of Compensation Committee Charter*
99.3	Consent of Matthew Anfinson**
99.4	Consent of Rodney Butler**
99.5	Consent of Anna Massion**
99.6	Consent of Andro Nodarse-León**
99.7	Consent of Leonard Wanger**

*
Filed herewith.

**
Previously filed.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the day of March 2, 2021.
Artemis Strategic Investment Corporation
By:
/s/ Thomas Granite

Name: Thomas Granite
Title: Chief Financial Officer, Treasurer and Secretary